UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2011

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 8, 2011, Lee Enterprises, Incorporated (the “Company”) and certain of its subsidiaries entered into a Support Agreement (the “Support Agreement”) with certain lenders (the “Supporting Lenders”) under  the Company’s Amended and Restated Credit Agreement, dated as of December 21, 2005, as amended (“Credit Agreement”), among the Company, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.  The Credit Agreement governs the Company’s existing revolving credit facility and A Term Loan Facility.  As of September 8, 2011, approximately $286.4 million remained outstanding under the revolving credit facility and approximately $569.3 million remained outstanding under the A Term Loan Facility.

The Supporting Lenders agree, among other things, to support and consummate (i) an amendment and extension of the Credit Agreement beyond its current maturity of April 2012 in a structure of first lien and second lien term loans pursuant to the Support Agreement, and (ii) other  restructuring transactions contemplated  by and consistent with the  Support Agreement.  The Support Agreement is dated as of August 11, 2011 and became effective by its terms on September 8, 2011.

The first lien loan consists of a term loan of $689.5 million, together with a $40 million revolving credit facility that is not expected to be drawn at closing.  The first lien term loan will be unconditionally guaranteed by the Company and its subsidiaries (the “First Lien Guarantors”)  other than Pulitzer Inc. and its subsidiaries and Madison Newspapers, Inc.  The first lien term loan will also be secured by a first-priority security interest in substantially all assets of the Company and the First Lien Guarantors, with the revolving credit facility having super priority in the payment waterfall.

The second lien loan consists of a $175 million term loan.  The second lien term loan will be unconditionally guaranteed by the Company and its subsidiaries, including Pulitzer Inc. and its subsidiaries (the “Second Lien Guarantors”), other than Madison Newspaper, Inc., Star Publishing Company and TNI Partners.  The second lien term loan will also be secured by a second-priority security interest in substantially all assets of the Company and the Second Lien Guarantors.

Other provisions of the Support Agreement include:

•	The first lien term loan carries interest at LIBOR plus 6.25 percent with a LIBOR floor of 1.25 percent.

•	Interest on the $40 million revolving credit facility is LIBOR plus 5.0 percent, with a LIBOR floor of 1.25 percent.

•	The maturity of the first lien term loan and the revolving credit facility is December 2015.

•
Quarterly amortization payments for the first lien term loan total $10 million annually in the first year, beginning June 2012, increasing to $12 million in the second year and to $13.5 million thereafter. A quarterly cash flow sweep will also be used to reduce debt.

•	Covenants under the first lien loan agreement include a minimum interest coverage ratio, maximum total leverage ratio and capital expenditure limitation.

•	The second lien term loan carries an interest rate of 15 percent and matures in April 2017. It requires no amortization and has no affirmative financial covenants.

As a condition of the Support Agreement, the Company will be required to refinance the remainder of its debt, the Pulitzer Notes, with a separate $175 million loan still to be arranged. The current obligation, which as of September 8, 2011 is approximately $142.5 million, matures in April 2012.

The Support Agreement contains customary terms, is subject to certain material conditions and may be terminated upon occurrence of certain events.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement and the related transaction term sheet attached thereto, which are filed as Exhibit 10.1 hereto and are incorporated herein by reference.

In addition, on September 8, 2011, as part of the transactions contemplated under the Support Agreement,  the Company and certain of its subsidiaries entered into Backstop Commitment Letters (“Backstop Commitment Letters”) with each of following Supporting Lenders:  Goldman Sachs Lending Partners LLC, Franklin Templeton/Mutual Quest Fund and Monarch Master Funding Ltd ( the “Backstop Lenders”).

Under the Backstop Commitment Letters, each Backstop Lender has committed severally, but not jointly with any other Backstop Lender, to convert a pro rata portion of its funded existing loans under the Credit Agreement (the “Existing Loans”), in an aggregate principal amount of up to $166.25 million (but no less than $150 million in aggregate for all Supporting Lenders, including the Backstop Lenders), into a ratable portion of:

•
second lien term loans in an aggregate principal amount of up to $175 million (but no less than $157.5 million in aggregate of all second lien term loans on the closing date), ratably including original issue discount of up to approximately $8.75 million; and

•	approximately 6,744,000 shares of the Company’s fully paid and non-assessable Common Stock, an amount equal to 13 percent of outstanding shares on a pro forma basis as of the closing date.

If any Supporting Lenders (other than the Backstop Lenders) do not elect to convert their full pro rata portion of Existing Loans into second lien term loans and the Company’s Common Stock (such unsubscribed loans and shares, the “Remainder Loans and Shares”), or the second lien term loan is otherwise not fully utilized and subscribed for, each Backstop Lender will have the obligation to convert an additional portion of its Existing Loans into and/or pay cash to the Company for, its ratable share of the Remainder Loans and Shares.   This provision is intended to provide that the second lien term loan is fully utilized and subscribed for, subject to and in accordance with the Backstop Commitment Letters.

The Backstop Commitment Letters are substantially similar in all material respects.   The Backstop Commitment Letters contain customary terms, are subject to certain material conditions and may be terminated upon occurrence of certain events.

The foregoing description of the Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Goldman Sachs Lending Partners LLC  Backstop Commitment Letter, Franklin Templeton/Mutual Quest Fund Backstop Commitment Letter and Monarch Master Fund Ltd Backstop Commitment Letter, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On September 8, 2011, the Company issued a news release announcing, among other things, its entry into the Support Agreement and that the Credit Agreement will be amended and extended beyond its current maturity of April 2012.

The news release states that the method for implementing the Support Agreement is expected to be determined within the next few weeks.  According to the news release, support among lenders has already reached more than 90 percent.  If the Company can achieve lender support of 95 percent, and assuming successful completion of the Pulitzer Notes refinancing, the Company expects to implement the transactions out of court.  Otherwise, the Company will seek to implement the transactions through a joint prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

A copy of the news release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Support Agreement, dated as of August 11, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries, certain lenders identified on the signature pages thereof and such other entities from time to time party thereto

	10.2	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Goldman Sachs Lending Partners LLC

10.3	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Franklin Templeton/Mutual Quest Fund

10.4	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Monarch Master Funding Ltd

99.1	News Release of Lee Enterprises, Incorporated, dated September 8, 2011, Announcing the Company and its Lenders Agree on Refinancing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: September 9, 2011	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Support Agreement dated as of August 11, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries, certain lenders identified on the signature pages thereof  and such other entities from time to time party thereto

10.2	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Goldman Sachs Lending Partners LLC

10.3	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Franklin Templeton/Mutual Quest Fund

10.4	Backstop Commitment Letter, dated September 8, 2011, among Lee Enterprises, Incorporated, certain of its subsidiaries and Monarch Master Funding Ltd

99.1	News Release of Lee Enterprises, Incorporated, dated September 8, 2011, Announcing the Company and its Lenders Agree on Refinancing